Exhibit 5.1

JOSEPH I, EMAS

ATTORNEY AT LAW

1224 Washington Avenue

Miami Beach, Florida 33139

(305) 531-1174

July 16, 2008

HQ Sustainable Maritime Industries, Inc.

Melbourne Towers

1511 Third Avenue Seattle, Suite 788

Seattle, WA. 98101

Ladies and Gentlemen:

As counsel for the Company, I have examined the Company’s certificate of incorporation, by-laws, and such other corporate records, documents and proceedings and such questions of laws I have deemed relevant for the purpose of this opinion.

I have also, as counsel for the Company, examined the Registration Statement (the “Registration Statement”) of your Company on Post-Effective Amendment to Form S-3, covering the registration under the Securities Act of 1933 of up to 300,000 shares of common Stock, $0.001 par value of the Company.

On the basis of such examination, I am of the opinion that:

1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Delaware, with corporate power to conduct its business as described in the Registration Statement.

2. The Company has an authorized capitalization of 200,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

3. The shares of Common Stock currently issued and outstanding and the shares of Common Stock issued in connection with the waiver and amendment agreement, described in the Registration Statement are duly and validly authorized and are duly and validly issued as fully paid and non-assessable.

This opinion includes my opinion on Delaware law including the Delaware Constitution, all applicable provisions of Delaware statutes, and reported judicial decisions interpreting those laws. This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Joseph I. Emas
Joseph I. Emas, P.A